   As Filed with the Securities and Exchange Commission on October 8, 1999

                                                   Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               GUITAR CENTER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                         95-4600862
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)
                               ------------------

                               5155 CLARETON DRIVE
                            AGOURA HILLS, CALIFORNIA
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


                 MUSICIAN'S FRIEND, INC. 1998 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                               ------------------

           BRUCE ROSS                                        COPY TO:
    EXECUTIVE VICE PRESIDENT                        ANTHONY J. RICHMOND, ESQ.
  AND CHIEF FINANCIAL OFFICER                            LATHAM & WATKINS
      GUITAR CENTER, INC.                             135 COMMONWEALTH DRIVE
      5155 CLARETON DRIVE                          MENLO PARK, CALIFORNIA 94025
 AGOURA HILLS, CALIFORNIA 91301                           (650) 328-4600
         (818) 735-8800

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
---------------------------------- ---------------- ---------------------- --------------------- ---------------------
    TITLE OF SECURITIES TO BE         AMOUNT OF       PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
           REGISTERED               SHARES TO BE     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE
                                     REGISTERED             SHARE                 PRICE
---------------------------------- ---------------- ---------------------- --------------------- ---------------------
---------------------------------- ---------------- ---------------------- --------------------- ---------------------
   COMMON STOCK, $0.01 PAR VALUE
   PER SHARE..................       250,505(1)           $20.31(2)           $5,087,757(3)             $1,415

(1) 250,505 shares of common stock issuable pursuant to the Musician's Friend 1998 Stock Option Plan (the "1998 Plan"), which plan was assumed by Guitar Center, Inc. pursuant to the Agreement and Plan of Merger between and among Guitar Center, Inc., EMIC Corporation, Musician's Friend, Inc. and the stockholders of Musician's Friend, Inc. (the "Merger"), are being newly registered hereunder. The number of shares issuable pursuant to such plan has been calculated pursuant to the exchange ratio utilized in connection with the Merger.
(2) Pursuant to Rule 457 of the Securities Act, the Proposed Maximum Offering Price Per Share is based on the weighted average exercise price per share ($20.31) of outstanding options for 250,505 shares under the 1998 Plan. The weighted average exercise price per share has been calculated in accordance with the exchange ratio utilized in connection with the Merger.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 1999;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 1999;

                  (d) The Registrant's Current Report on Form 8-K dated May 28, 1999;

                  (e) The Registrant's Current Report on Form 8-K dated June 4, 1999;

                  (f) The Registrant's Current Report on Form 8-K/A dated August 11, 1999; and

                  (g) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (No. 333-12547) filed pursuant to Section 5 of the Securities Act on January 31, 1997, including any subsequently filed amendments and reports updating such description.

         In addition to the foregoing documents, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, directors should not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Delaware law, a director's liability to the Registrant or its stockholders may not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments, stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. This provision, in effect, eliminates the rights of the Registrant and its stockholders (through stockholders' derivative suits against the Registrant) to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director, except in the situations set forth in clauses (i) through (iv) above. In addition, the Certificate of Incorporation does not alter the liability of directors under federal securities law and does not limit or eliminate the right of the Registrant or any stockholder to seek non-monetary relief, such as an injunction or rescissions, in the event of a breach in a director's duty of care. The Restated Certificate of Incorporation requires the Registrant to indemnify all directors and officers of the Registrant to the fullest extent permitted by law. The Bylaws also require the Registrant to indemnify and advance indemnification expenses to the Registrant's officers and directors. The Registrant has entered into agreements to provide indemnification for the Registrant's directors and executive officers in addition to the indemnification permitted by the Certificate of Incorporation. These agreements, among other things, will indemnify the Registrant's directors and executive officers of certain expenses (including attorneys' fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Registrant to the fullest extent permitted by applicable laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Index to Exhibits on page 7.

ITEM 9.  UNDERTAKINGS

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on this 8th day of October, 1999.

                                             GUITAR CENTER, INC.,
                                             a Delaware corporation


                                             By: /s/ Bruce Ross
                                                -----------------------------
                                                        Bruce Ross
                                                Executive Vice President and
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Larry Thomas, Marty Albertson and Bruce Ross, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                TITLE                                             DATE
/s/ Larry Thomas                         Co-Chief Executive Officer, Chairman of the       October 7, 1999
------------------------------------     Board and Director
Larry Thomas

/s/ Marty Albertson                      Co-Chief Executive Officer, President and         October 7, 1999
------------------------------------     Director
Marty Albertson

/s/ Bruce Ross                           Executive Vice President, Chief Financial         October 7, 1999
------------------------------------     Officer (Principal Financial and Accounting
Bruce Ross                               Officer)


/s/ Steven Burge                         Director                                          October 7, 1999
------------------------------------
Steven Burge

/s/ David Ferguson                       Director                                          October 7, 1999
------------------------------------
David Ferguson

/s/ Harvey Kibel                         Director                                          October 7, 1999
------------------------------------
Harvey Kibel

/s/ Michael Lazarus                      Director                                          October 7, 1999
------------------------------------
Michael Lazarus

/s/ Peter Starrett                       Director                                          October 7, 1999
------------------------------------
Peter Starrett

/s/ Jeffrey Walker                       Director                                          October 7, 1999
------------------------------------
Jeffrey Walker

                                INDEX TO EXHIBITS

    EXHIBITS

      4.1         Musician's Friend, Inc. 1998 Stock Option Plan.

      5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.

      23.1        Consent of Latham & Watkins (included in Exhibit 5.1).

      23.2        Consent of KPMG LLP

      23.3        Consent of PricewaterhouseCoopers LLP

      24 Powers of Attorney (included on the signature page to this Registration Statement).


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